Exhibit 10.18

ZEBRA TECHNOLOGIES CORPORATION

2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.             Purpose

The purpose of the Plan is to reward Non-Employee Directors for their efforts toward the continued growth, profitability and success of the Company and its Subsidiaries by providing stock options to Non-Employee Directors for the ownership of Common Stock.  Toward this objective, the Committee may grant Options to Directors on the terms and subject to the conditions set forth in the Plan.  The Plan is adopted as of February 1, 2002, subject to the approval by the Company’s stockholders within twelve (12) months after such adoption date.

2.             Definitions

As used in this Plan, the following definitions shall apply:

2.1.                            “Board” means the Board of Directors of the Company.

2.2.                            “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.3.                            “Commission” means the Securities and Exchange Commission or any successor agency.

2.4.                            “Committee” means the Board, or a committee of Directors designated by the Board, which is authorized to administer the Plan under Section 3 hereof.

2.5.                            “Common Stock” means shares of Class A Common Stock of the Company.

2.6.                            “Corporate Transaction” means the approval by the stockholders of the Company of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company.

2.7.                            “Company” means Zebra Technologies Corporation, a Delaware corporation, and any successor entity.

2.8.                            “Director” means a member of the Board.

2.9.                            “Effective Date” means February 1, 2002.

2.10.                     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

2.11.                     “Fair Market Value” means, as of any given date, the fair market value of the Stock as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value per share shall be the closing sales price per share of the Common Stock on Nasdaq (or the principal stock exchange or market on which the Common Stock is then traded) on the date as of which such value is being determined or the last previous day on which a sale was reported.

2.12.                     “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant’s household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and any of these other persons are the direct and beneficial owners of all of the equity interests (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant’s death for purposes of administration of the Participant’s estate or upon the Participant’s incompetency for purposes of the protection and management of the assets of the Participant.

2.13.                     “Nasdaq” means The Nasdaq Stock Market, including the Nasdaq National Market and the Nasdaq SmallCap Market.

2.14.                     “Non-Employee Director” means a Director who is not an officer or employee of the Company.

2.15.                     “Non-Qualified Stock Option” means any Option that is not eligible for treatment as an “incentive stock option” as that term is used in Section 422 of the Code.

2.16.                     “Option” means any form of stock option granted under the Plan to a Participant by the Committee pursuant to the terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish.

2.17.                     “Option Agreement” means any agreement entered into pursuant to this Plan pursuant to which an Option is granted to a Participant.

2.18.                     “Participant” means any individual to whom an Option has been granted by the Committee under this Plan.

2.19.                     “Plan” means this Zebra Technologies 2002 Non-Employee Director Stock Option Plan, as amended from time to time.

2.20.                     “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) with respect to the Company.

In addition, certain other terms used herein have the definitions given to them in the first places in which they are used.

3.             Administration

The Plan shall be administered by the Committee.  The Committee shall have the authority to:  (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper operations and administration of the Plan; (c) select Non-Employee Directors to receive Options under the Plan; (d) determine the form of an Option, the number of shares subject to the Option, all the terms, conditions, restrictions and/or limitations, if any, of an Option, including the time and conditions of exercise (if applicable) or vesting; (e) grant waivers of Plan terms, conditions, restrictions, and limitations; (f) accelerate the vesting or exercise of an Option; (g) amend or terminate an Option or this Plan in accordance with the terms hereof; and (h) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.  All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive.  The Committee, in its discretion, may delegate its authority and duties under the Plan to any of the Company’s Directors, employees, stockholders or advisors under such conditions or limitations as the Committee may establish.

4.             Eligibility

Any Non-Employee Director is eligible to become a Participant of the Plan.

5.             Shares Available

The maximum number of shares of Common Stock which shall be available for grant of Options under the Plan shall not exceed 160,000 (such amount being subject to adjustment as provided in Section 9).  Any shares of Common Stock related to Options which (a) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, or (b) are settled in cash in lieu of Common Stock shall be available again for grant under the Plan.

6.             Participation

The Committee shall select, from time to time, Participants from the Non-Employee Directors.  Once a Participant is so selected, the Committee shall determine the terms, conditions, restrictions and/or limitations, if any, applicable to the Option in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

7.             Options

(a)           Grants.  Options shall be Non-Qualified Stock Options.  Any Option granted under the Plan shall be in such form as determined by the Committee in its sole discretion, subject to the limitations set forth herein.

(b)           Terms and Conditions of Options.  An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee.  The price at which a share of Common Stock may be purchased upon exercise of an Option shall be established by the Committee.

(c)           Additional Terms and Conditions.  The Committee may establish such other terms, conditions, restrictions and/or limitations, if any, of any Option, provided they are not inconsistent with the Plan.

(d)           Exercise Payment.   The exercise price of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in the applicable Option Agreement, by one or more of the following: (i) in the form of Common Stock already owned by the Participant for a period of at least six months based in any such instance on the Fair Market Value of the Common Stock on the date the Option is exercised; (ii) by certifying to the satisfaction of the Committee ownership of shares of Common Stock owned by the Participant for a period of at least six months for later delivery to the Company as specified by the Company; (iii) by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i), (ii) and (iii).  Notwithstanding the foregoing, a form of payment shall not be permitted to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(e)           Early Exercise.  The Committee may permit a Participant to exercise an Option, on terms acceptable to the Committee, prior to vesting of the Option and/or prior to the lapse of restrictions on the exercisability of the Option; provided, however, the stock so issuable in respect thereof shall remain subject to such vesting requirements and/or restrictions and shall be forfeited if the stock does not vest or if the restrictions do not lapse; provided, further, such early exercise of Options will generally only be permitted by the Committee (i) at the time of the grant of the Option or if the Company will not otherwise be required to recognize a compensation expense for financial reporting purposes as a result of such early exercise and (ii) the Participant commits to make an election under Section 83(b) of the Code within 30 days of exercise of the Option.

(f)            Transferability of Options.  An Option shall be exercisable, during the Participant’s lifetime, only by the Participant or by the guardian or legal representative of the Participant, it being understood that the terms “holder” and “Participant” include the guardian and legal representative of the Participant named in the applicable Option Agreement, or by any person to whom the Option is transferred as permitted hereunder or in the applicable Option Agreement.

8.             Nonassignability

Except as otherwise provided in the applicable Option Agreement, an Option (i) shall be transferable by the Participant to a Family Member of the Participant, provided that (A) any such transfer shall be by gift with no consideration and (B) no subsequent transfer of such Option shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferred, assigned or encumbered except for transfers by will or the laws of descent and distribution or a qualified domestic relations order as defined by the Code.  Notwithstanding the foregoing, references herein or in an Option Agreement to the termination of a Participant’s service as Director shall mean the termination of services of the person to whom the Option was originally granted.  All beneficiary designations shall be made in such form and subject to such limitations as may from time to time be acceptable to the Committee and delivered to and accepted by the Committee.

9.             Adjustment Provisions

In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Committee may make such substitution or adjustments in the (i) number and kind of shares that may be delivered under the Plan, (ii) number and kind of shares subject to outstanding Options, (iii) exercise price of outstanding Options and (iv) other characteristics or terms of the Options as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

10.          Change in Control Provisions

(a)           Impact of Event.

(i)                                     Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any Options outstanding as of the date such Change in Control is determined to have occurred shall immediately prior thereto become fully vested and exercisable.

(ii)                                  Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, the Committee shall, in its sole discretion, provide for one of the following:

(A)                              The continuation of the outstanding Option by the Company, if the Company is a surviving corporation;

(B)                                The assumption of the outstanding Options by the surviving corporation or its parent or subsidiary;

(C)                                The substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding Options; or

(D)                               Settlement of each share of Common Stock subject to an outstanding Option for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Option shall terminate and be canceled.

(b)                                 Definition of Change in Control.  For purposes of the Plan, a “Change in Control” shall be deemed to have occurred on the first to occur of any of the following events:

(i)                                     The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control of the Company: (1) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by a lender of the Company pursuant to a debt restructuring of the Company, or (5) any acquisition by any Person pursuant to a transaction in which the conditions described in clauses (A), (B) and (C) of subsection (iii) of this Section 10(b) are satisfied; or

(ii)                                  Individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 10(b), that any individual becoming a member of the Board subsequent to the date hereof, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)                               The approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (which shall be understood to be the surviving parent in the case of a triangular merger) and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions (but disregarding for these purposes the consequences of a Class B Conversion Event, as hereinafter defined in Section 10(d) hereof) as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board of the Company at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv)                              The approval by the stockholders of the Company of the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition (but disregarding for these purposes the consequences of a Class B Conversion Event), of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board of the Company at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(c)                                  Change in Control Price.  For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on Nasdaq, as applicable, during the 60-day period prior to and including the date of a Change in Control, and (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction.  To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

(d)                                 Class B Conversion Event.  For purposes of the Plan, a “Class B Conversion Event” means if, either (i) as a consequence of a reorganization, merger or consolidation, all the outstanding Class B Common Stock of the Company automatically converts into Class A Common stock as a result of the outstanding number of Class B Common Stock falling below the 10% minimum aggregate outstanding threshold in the Company’s Certificate of Incorporation, or (ii) if (x) the stockholders of the Company approve a sale or other disposition of all or substantially all of the assets of the Company, and (y) the transferee corporation does not have securities that are comparable to the Company Class B Common Stock, and (z) if the Class B Common Stock had been converted into Class A Common

Stock immediately prior to the sale (the “Converted Shares”), the holders of the Converted Shares would hold less than 10% of the outstanding common shares of the transferee corporation.

11.          Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount (if any) of any applicable taxes required by law to be withheld with respect to the Plan or transactions in Common Stock or Options, or may require the Participant to pay to the Company such tax prior to and as a condition of the making of any payment or delivery under the Plan.  If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value thereof when the tax withholding is required to be made.

12.          Amendments to Options

The Committee may at any time unilaterally amend any unexercised Option, whether vested or unvested, earned or unearned, and/or substitute another Option of the same or different type, to the extent it deems appropriate; provided, however, that any amendment to an outstanding Option which, in the opinion of the Committee (which for these purposes, shall be determined only by members who are members of the Incumbent Board), is adverse to a Participant, shall require such Participant’s consent.

13.          Regulatory Approvals

Notwithstanding anything contained in this Plan or any Option to the contrary, an Option shall not be exercisable, and the Company shall have no obligation to issue or deliver certificates of Common Stock in respect thereof, prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, and (b) the completion of any registration or other qualification of the offer and sale of the Common Stock under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

14.          No Rights to Continued Service or Grants

Participation in the Plan shall not give any Director any right to remain in the service of the Company or any Subsidiary. The adoption of this Plan shall not be deemed to give any Director or any other individual any right to be selected as a Participant or to be granted an Option.

15.          Amendment

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Option theretofore granted without such Participant’s consent, except such an amendment made to permit the Company a deduction under the Code.  No such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Common Stock is listed.

16.          Governing Law

The Plan, all Options, agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the State of Delaware (other than its law respecting choice of law).

17.          No Right, Title, or Interest in Company Assets

No Participant shall have any right in any fund or in any specific asset of the Company by reason of being a Participant under this Plan, nor any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

18.          Miscellaneous

(a)           The Committee may require each person purchasing or receiving shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

(b)           All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Common Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c)           Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its Directors.

(d)           Any amounts owed to the Company by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an Option Agreement to be transferred to the Participant, and, unless a Change in Control shall have occurred, no shares of Common Stock, cash or other thing of value under this Plan or an Option Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or a Subsidiary.

(e)           The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

(f)            If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

(g)           This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company.  All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

(h)           This Plan and each agreement granting an Option constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and such agreement, the terms and conditions of the Plan shall control.

(i)            In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares of Common Stock received, directly or indirectly, pursuant to the exercise or settlement of an Option.

(j)            None of the Company, a Subsidiary or the Committee shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock or an Option, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of an Option or the exercise of an Option or the Company’s purchase of Common Stock or an Option from such holder in accordance with the terms hereof.